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                                                                    EXHIBIT 99.1

FORD CREDIT INTERNET STRATEGY FOR DEBT SECURITIES

What is Ford Credit's "e-strategy" for issuing debt?
How does your previously announced GlobLS program tie in with your internet strategy?

What is Ford Credit's "e-strategy" for issuing debt?

Ford Credit has been an early adopter of electronic issuance and the internet - particularly in commercial paper. We plan to expand the use of this technology to broaden our reach to investors, reduce issuance costs, and potentially increase the transparency in the pricing of our securities - in this case, underwritten term debt.

Ford Credit launched its commercial paper web site in the first quarter of 1999. In addition, Ford Credit has been placing commercial paper electronically (through third-party proprietary electronic systems) for the past several years.


How does your previously announced GlobLS program tie in with your internet strategy?

Ford Credit launched the Global Landmark Securities (GlobLS) program as its primary USD issuance vehicle in June 1999. While this transaction is not a GlobLS, Ford Credit anticipates that internet functionality will be incorporated into future GlobLS issuances.